As filed with the Securities and Exchange Commission on June 16, 2023

File No. 333-271422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BRANCHOUT FOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	87-3980472
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Healy

Chief Executive Officer

205 SE Davis Ave., Suite C

Bend, Oregon 97702 (844) 263-6637

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rowland Day, Esq. 465 Echo Bay Trail Bigfork, Montana 59911 (949) 350-6500 Dane Johansen, Esq. Parr Brown Gee & Loveless, P.C. 101 South 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840	David Danovitch, Esq. Michael DeDonato, Esq. Charles E. Chambers Jr., Esq. Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-271422

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), BranchOut Food Inc., (the “Registrant”) is filing this Registration Statement on Form S-1, as amended (File No. 333-271422) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on April 24, 2023, and which the Commission declared effective on June 15, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 103,500 shares, 13,500 of which are subject to purchase upon the exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock to cover over-allotments, if any (collectively, the “Additional Shares”). The Additional Shares that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bend, State of Oregon, on June 16, 2023.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Name:	Eric Healy
Title:	Chief Executive Officer &
Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Healy	Chief Executive Officer and Chairman of the Board	June 16, 2023
Eric Healy	(Principal Executive Officer)

*	Chief Financial Officer	June 16, 2023
Douglas Durst	(Principal Accounting and Financial Officer)

/s/ Eric Healy	Attorney-in-fact	June 16, 2023
Eric Healy

EXHIBIT INDEX

Number	Description of Document

5.1	Opinion of Parr Brown Gee & Loveless, P.C.
23.1	Consent of Parr Brown Gee & Loveless, P.C. (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-271422)
107	Filing Fee Table